                                                                    Exhibit 10.5

                               PRA HOLDINGS, INC.
                              STOCKHOLDER AGREEMENT
                                  (SHORT FORM)

        THIS AGREEMENT evidences an agreement made as of the __ day of ___________, _____, by and between _____________ (referred to here as the
"Stockholder" even though he/she may not at present, or at any time in the future, actually own any shares of stock), and PRA HOLDINGS, INC., a Delaware corporation (the "Corporation").

        WHEREAS, as of the date hereof, the Stockholder has been granted options to purchase shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Corporation (such options and any options to purchase any capital stock of the Corporation hereafter acquired by the Stockholder are hereafter collectively referred to as the "Options"; any shares of Common Stock or other capital stock of the Corporation hereafter acquired by the Stockholder, including any such shares acquired in connection with the exercise of any of the Options are hereafter collectively referred to as the "Shares"; and the Options and the Shares are collectively referred to as the "Rights"); and

        WHEREAS, the parties desire to evidence in writing all of their agreements and understandings in connection with the Stockholder's ownership of Rights now owned or hereafter acquired and the Stockholder's disposition thereof.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, it is agreed as follows:

        1. PURPOSE OF AGREEMENT. The purpose of this Agreement is to promote harmony and the mutual interests of the stockholders of the Corporation and the Corporation by imposing certain restrictions and obligations on themselves and on the Rights and to provide for the orderly continuation of the affairs of the Corporation in the event of the death or incapacity of the Stockholder or the occurrence of other events specified herein, assuring orderly continuation of the corporate enterprise and to provide an agreement as to the voting of the Shares. This purpose shall be accomplished upon the terms, covenants and conditions of this Agreement.

        2. OPTIONS.

                (a) All Options held by the Stockholder shall vest in accordance with the terms of the Option Agreement granting the option to purchase such Options, except that (i) in the case of an Extraordinary Event, as hereinafter defined in Section 3(c), occurring prior to the consummation of an initial public offering of the Common Stock of the Corporation pursuant to an underwritten offering of stock to the public in accordance with the Securities Act of 1933, as amended (the "IPO"), the Corporation shall have the option to either vest all unvested Options or, if applicable, have any or all unvested Options transferred to the Corporation's successor, if a successor entity results and (ii) after the occurrence of the IPO, such vesting may be accelerated by the Corporation in its sole and absolute discretion or as otherwise provided in the applicable Plan (as defined below).

                (b) The Stockholder shall not be entitled to any payment for, or in respect of, any Options that terminate for any reason.

                (c) All Options granted to the Stockholder will be granted pursuant to, and will be subject to, the terms of a stock option plan of the Corporation pursuant to which the Option was granted, including the 2001 Stock Option Plan of the Corporation, as such plans may be amended and restated from time to time (a "Plan").

        3. MANDATORY/OPTIONAL BUY-OUTS.

                (a) Upon the death of the Stockholder, except in the case where the Rights consisting of Shares are transferred to the spouse, step-children, domestic partner or lineal descendants of the Stockholder or a trust solely for the benefit of one or more of the foregoing, provided in each and every case such transferee agrees to be bound by the terms of this Agreement (a "Permitted Transferee"), and the Permitted Transferee elects to retain the Shares, the Corporation shall purchase from the Stockholder's estate and the Stockholder's estate shall sell to the Corporation all of the Rights.

                (b) (i) Upon the resignation, retirement or permanent disability of a Stockholder who is an employee of or actively involved with the Corporation or its subsidiaries or affiliates (collectively, the "Companies") or any other event terminating the Stockholder's employment or active involvement with the Companies (or, in the case of a Stockholder that is a Permitted Transferee of an employee of or a person actively involved with the Companies, upon the termination of the employment or active involvement of such employee or person by any of the Companies), including dismissal for any reason, or (ii) if the Stockholder is declared bankrupt or insolvent or has the Stockholder's Rights foreclosed against or levied upon or is directed to assign any of the Stockholder's Rights under a divorce proceeding, the Corporation shall have the right, exercisable in its discretion within thirty (30) days of the Corporation's obtaining knowledge of the occurrence of such event or, if later, in the case of Shares issued upon exercise of Options after such termination of employment or active involvement, within ten (10) days after such exercise, to purchase from the Stockholder, and the Stockholder upon the Corporation's exercise of such option shall sell to the Corporation, all of the Rights.

                (c) Upon the occurrence of an extraordinary event relating to the Corporation, including, without limitation, a corporate acquisition or merger, a sale of all or substantially all of the stock of the Corporation, an asset or private stock sale or an initial public offering not constituting the IPO (an "Extraordinary Event"), the Corporation shall have the right, exercisable in its discretion, to purchase from the Stockholder in the event the Stockholder is no longer an employee of or actively involved with the Companies or is a Permitted Transferee of a person who is no longer an employee of or actively involved with the Companies, and the Stockholder upon the Corporation's exercise of such option shall sell to the Corporation, all of the Rights. In the event of any election by the Corporation to purchase any Options pursuant to this Section 3(c), the Stockholder shall have ten (10) days after the Corporation's delivery to the Stockholder of written notice of such election (unless such notice specifically states that the Corporation would also purchase pursuant to this Section 3(c) any Shares issued in connection with the exercise of such Options) to exercise, to the extent vested, such Options.

                (d) To the extent any transaction or circumstance is, or could be construed as being, subject to both Section 2 and Section 3 of this Agreement, the specific provisions of Section 2 shall control.

                (e) The provisions contained in this Section 3 shall terminate in their entirety and be null and void from and after the occurrence of the IPO.

        4. PURCHASE PRICE.

                (a) The purchase price payable to the Stockholder for Rights purchased pursuant to Section 3 above shall be equal to (i) the fair market value of any Shares established as of the date of the happening of the event giving rise to the buy-sell obligation, which determination shall, if made in connection with the occurrence of an Extraordinary Event, be made after giving effect to such occurrence (the "Fair Market Value") and (ii) the difference between the aggregate Fair Market Value per share and the aggregate exercise price of all Options. The Fair Market Value shall be determined by the Board of Directors of the Corporation (the "Board"); provided, however, that in the event that the Stockholder (which, for purposes of this Section 4 and Section 5, shall be deemed to include the Stockholder's estate in the event of the death of the Stockholder) disagrees with such determination, the Stockholder may elect that the determination of Fair Market Value be made by two qualified appraisers located in the United States, one selected by each of the Stockholder and the Corporation. If either party fails to designate an appraiser within ten (10) days after a written request so to do is made, the defaulting party's appraiser may be named by the other party. In such event the request shall be deemed to be made if it is sent, prepaid, by nationally recognized overnight delivery service that maintains a record of delivery, to the Corporation at its principal place of business or to the Stockholder at the Stockholder's address as it appears on the signature page hereto or such other address as the Stockholder may request in writing. If the two qualified appraisers agree as to the Fair Market Value of the Rights, their determination shall be binding on the parties. If the two qualified appraisers cannot so agree, they shall appoint a third qualified appraiser located in the United States to appraise the Rights with them and the Fair Market Value of the Rights fixed by any two of such qualified appraisers (or if no two of the three appraisers can agree, the Fair Market Value established by the appraiser who has fixed a Fair Market Value which is neither the highest or the lowest) shall be the Fair Market Value for purposes of this Agreement and be binding on the parties. The term "qualified appraiser" as used herein shall mean a person experienced in the business conducted by the Corporation at the time the appraisal is made and a person regularly paid to give opinions as to the value of businesses. The appraisers engaged pursuant to this Section 4 shall be paid fully by the Stockholder. The Fair Market Value of each Share shall be computed by the Board and, if applicable, the appraisers as follows:

                        (i) the gross appraised price for the Corporation's equity as a going concern shall be determined, giving effect to any proposed Extraordinary Event (plus the aggregate exercise proceeds of all outstanding options and warrants);

                        (ii) the net appraised price shall be determined by deducting six percent (6%) from the gross appraisal price as though selling commissions were paid on the sale; and

                        (iii) the net appraisal price shall be divided by the number of outstanding shares of the Corporation's stock on a fully diluted basis, producing the Fair Market Value per Share.

                (b) The provisions contained in this Section 4 shall terminate in their entirety and be null and void from and after the occurrence of the IPO.

        5. TERMS OF SALE.

                (a) Settlement for any purchase made pursuant to Section 3 of this Agreement shall be on such date as may be mutually agreed by the parties but in no event shall it be later than sixty (60) days after the Corporation has become obligated to make the purchase. At the settlement (i) the Stockholder shall deliver to the Corporation the certificates for the Shares being sold, which certificates shall be duly endorsed for transfer to the Corporation, or other documentation representing the Rights being sold, in all cases, free of all claims and encumbrances and (ii) the Corporation shall deliver to the Stockholder, in cash, the purchase price.

                (b) The provisions contained in this Section 5 shall terminate in their entirety and be null and void from and after the occurrence of the IPO.

        6. DISPOSITION OR ENCUMBRANCE OF RIGHTS.

                (a) The Stockholder shall not, from the date hereof until the occurrence of the IPO, sell, assign, transfer or encumber any Rights without the written consent of the Corporation except (i) for the transfer of options that are not "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Non-Statutory Options") to Permitted Transferees and (ii) for the transfer of Shares in the manner specifically provided in this Section 6. If the Stockholder receives a bona fide offer in writing to buy all or any portion of the Shares and the Stockholder wishes to accept the offer, the Stockholder shall promptly send written notice to the Corporation offering to sell the Shares to the Corporation at the same price, or the cash equivalent thereof, and otherwise on the same terms and conditions as are set forth in the bona fide offer or on terms and conditions which are no less favorable to the Corporation. Such notice shall contain a complete copy of the bona fide offer including the price, the terms and conditions, the name and address (both business and home) of the person making the offer and a brief biography of the person making the offer.

                (b) The Corporation shall have thirty (30) days from receipt of the notice described above (the "Acceptance Period") to elect to buy all, but not less than all, of the Shares offered for sale on the same terms and conditions as set forth in subsection (a) of this Section 6.

                (c) The Corporation shall, not later than the end of the Acceptance Period, notify the Stockholder that it is willing to buy all of the offered Shares on the terms and conditions set forth above.

                (d) If the Corporation elects to buy all of the offered Shares, the Corporation shall settle thirty (30) days after the end of the Acceptance Period.

                (e) If the Corporation elects not to accept the offer to buy prior to the end of the Acceptance Period, or, having accepted the offer, it fails to settle in a timely manner, then during the 30-day period following the Acceptance Period or during the 30-day period following failure to settle, the Stockholder may sell all, but not less than all, of the Shares to the person who made such offer on the terms and conditions set forth in subsection (a) of this
Section 6 and on the additional condition that such person agrees in writing to be bound by the terms and conditions of this Agreement. If such Shares are not sold within such time period, they may not thereafter be sold without again complying with the provisions of this Section 6.

                (f) No offer to purchase Shares shall be deemed a bona fide offer unless the person making the offer can demonstrate his ability to pay the purchase price.

                (g) Shares purchased pursuant to this Section 6 by persons other than the Corporation shall remain subject to the provisions of this Agreement.

                (h) The Stockholder shall not, from the date of the occurrence of the IPO, sell, assign, transfer or encumber (i) any Options, except for the transfer of Non-Statutory Options to Permitted Transferees or (ii) any Shares, unless they have been registered under the Securities Act of 1933, as amended, or an exemption from registration under such Act, and is otherwise made in compliance with any applicable state securities laws.

        7. ENDORSEMENT OF STOCK CERTIFICATE.

                (a) Each certificate representing Shares shall be stamped with the following legend or its equivalent:

    "This certificate and the shares of stock represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act or any applicable state securities laws. Furthermore such shares may be sold or otherwise transferred only in compliance with the conditions specified in the Stockholder's Agreement between the Corporation and the holder hereof (or, as applicable, such holder's predecessor in interest), as amended and in effect from time to time, a complete and correct copy of which is available for inspection at the principal office of the Corporation and will be furnished without charge to the holder of this certificate upon written request."

        In addition, each such certificate shall be stamped with any other legend(s) required to be placed thereon by applicable securities laws of the United States and any state thereof or other federal, state or local governmental entity or jurisdiction.



        8. TRANSFERS ON CORPORATE BOOKS. During the term of this Agreement, the Corporation shall not make or enter any transfer of Rights on the books and records of the Corporation unless, prior to such transfer:

                (a) the Corporation, through its duly elected officers, has determined that any such transfer is being made in accordance with the terms of this Agreement; and

                (b) the qualified transferee to whom such Rights are to be transferred has delivered to the Corporation duplicate originals of this Agreement, executed by the qualified transferee as a party thereto.

        9. GRANT OF IRREVOCABLE PROXY.

                (a) The Stockholder, revoking all previous proxies, hereby irrevocably constitutes and appoints the then-acting President and Secretary of the Corporation or either one of them or either of their respective attorneys as proxies of the Stockholder with full power of substitution for and in the name of the Stockholder to vote all Rights that the Stockholder may be entitled to vote, with all powers that the Stockholder would possess but for this proxy, in accordance with the vote of the majority of the shares of capital stock of the Corporation or rights therein held by the current officers of the Corporation. This Proxy shall remain in effect for the duration of this Agreement as specified in Section 19 hereof.

                (b) Notwithstanding the foregoing Section 9(a), the provisions contained in this Section 9 shall terminate in their entirety and be null and void from and after the occurrence of the IPO.

        10. NO PREEMPTIVE OR REGISTRATION RIGHTS; HOLDBACK. The Stockholder acknowledges and agrees that the Stockholder will not exercise preemptive or registration rights, if any, that the Stockholder may have by reason of the ownership of any of the Rights to demand either the sale to the Stockholders of additional Rights or the inclusion of any of the Stockholder's Rights in any registration of other qualification by the Corporation for the sale of any of its securities. Each Stockholder further acknowledges and agrees, if requested by the managing underwriters in an IPO, not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of, securities of the Corporation the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, in such registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such IPO), during the 7-day period prior to, and during the 90-day period (or such longer period of up to 180 days as may be required by such underwriter) beginning on, the effective date of any registration statement (except as part of such registration) or the commencement of the public distribution of securities, to the extent timely notified in writing by the Corporation or the managing underwriters.


        11. NO PIRACY. In the event that the Stockholder is or was an employee of or actively involved with the Companies, for a period of one (1) year following the termination of the Stockholder's employment or active involvement with the Companies, the Stockholder agrees to refrain from interfering with the employment relationship between any of the Companies and their respective employees by soliciting any of such individuals to participate in independent business ventures. This one year period shall be extended for a period of time in which Employee is in violation of any provisions of this Section 11.

        12. CONFIDENTIALITY. In the event that the Stockholder is or was an employee of or actively involved with any of the Companies, the Stockholder agrees (i) not to divulge to anyone (other than any of the Companies or any persons designated by any of the Companies) any knowledge or information of any type whatsoever of a confidential nature relating to any of the Companies, including, without limitation, all information concerning customers, suppliers, competitive bidding techniques, market needs, and methods, procedures and know-how and other information of a financial, technical or confidential nature relating to the business of any of the Companies (unless readily ascertainable from public or published information or trade sources) and (ii) not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of the Corporation.

        13. WAIVER OF MINORITY STOCKHOLDER/APPRAISAL RIGHTS. To the fullest extent permitted by applicable law, the Stockholder, with full knowledge of the provisions and rights thereunder, expressly waives all present and future rights, remedies, notices and causes of action whatsoever provided under, to the extent applicable, Section 262 of the Delaware General Corporation Law and any subsequent amendments or substantive replacements of this Delaware General Corporation Law section.

        14. SPECIFIC PERFORMANCE. The parties hereto declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

        15. STOCK DIVIDEND OR STOCK SPLIT. In the event of a stock dividend or a stock split affecting the present or future Shares, the new Shares issued pursuant to the stock dividend or stock split shall be restricted under the terms of this Agreement and shall be stamped with the legend(s) provided in
Section 7 above.

        16. CONSTRUCTION AND BINDING EFFECT. This Agreement shall be construed according to the laws of the State of Delaware, without giving effect to any conflict or choice of law provision, and shall bind the parties, their permitted assigns and their personal representatives.

        17. INVALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the other provisions, and the Agreement shall be construed in all respects as if an invalid or unenforceable provision were omitted.

        18. OFFER OR ACCEPTANCE. Whenever under this Agreement an offer or an acceptance or rejection of an offer is required, it shall be given in writing and sent by Registered or Certified Mail (or local equivalent if outside of the United States). Any offer, acceptance or rejection not made in connection with this provision shall be totally ineffective.

        19. DURATION. This Agreement shall remain in full force and effect until the latest of (a) the Stockholder no longer holding any Rights, (b) the expiration of the periods during which the Stockholder has obligations or restrictions under this Agreement (including, without limitation, under Section 11 or Section 12) or (c) being canceled by mutual consent of the parties.

        20. ENTIRE AGREEMENT. This document contains the entire agreement between the parties and no modification or change in this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

        21. BRING-ALONG RIGHT.

                (a) If the Board and the holders of a majority of the shares of Common Stock then outstanding approve a sale of the Corporation (an "Approved Sale"), the Stockholder shall vote for, consent to and take all actions required in connection with, and raise no objections to, such Approved Sale. If the Approved Sale is structured as a (i) merger, consolidation or similar business combination, the Stockholder shall vote in favor of the merger, consolidation or business combination and waive any dissenters' rights, appraisal rights or similar rights in connection with such merger, consolidation or similar business combination or (ii) sale of stock, the Stockholder shall agree to sell all of his, her or its Rights, in each case on the same terms and conditions (including price) approved by the Board and applicable to all holders of the Common Stock and Options then outstanding. The Stockholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Corporation.

                (b) The parties hereto acknowledge and agree that nothing in this Section 21 shall limit or otherwise restrict the Corporation's rights under Sections 2 and 3 of this Agreement.

        22. JURISDICTION. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE COMMONWEALTH OF VIRGINIA IN THE UNITED STATES OF AMERICA, WHETHER STATE OR FEDERAL COURT; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION 22 AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION 22 SHALL BE DEEMED TO PREVENT ANY SUCH PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN VIRGINIA); (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; (D) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF FOR

COMMUNICATIONS TO SUCH PARTY; (E) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (F) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY HERETO TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 22.

                            SIGNATURE PAGE TO FOLLOW

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                            CORPORATION:

                                            PRA HOLDINGS, INC.



                                            By:
                                                ------------------------------
                                            Title:
                                            Address:




                                            STOCKHOLDER:


                                            ----------------------
                                            Signature

                                            Print Name:
                                                        -----------------------
                                            Title (if applicable):
                                            Address: